Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Feb. 4, 2014 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter net income of $78.8 million, or $0.92 per diluted share, compared to net income of $68.4 million, or $0.80 per diluted share during the previous quarter and net income from continuing operations of $52.4 million, or $0.61 per diluted share during the fourth quarter of 2012.

Operating revenues of $375.0 million rose 8% sequentially and 24% compared to the same period last year.  At 30.2%, the operating margin compares favorably to the previous quarter’s 29.8% and 27.5% during the fourth quarter of 2012.  Continued margin expansion is the result of solid revenue growth and careful control of operating costs.

Assets under management were $127 billion at quarter-end, rising 11% since September 30 on a combination of strong market action and solid inflows across asset classes and distribution channels.  Sequentially, sales rose 37% and net flows resulted in an organic growth rate of 14%.  Compared to the end of last year, assets under management increased $30 billion, or 31%, of which $8.5 billion were new flows, representing organic growth of 9%.

Business Discussion

“Fourth quarter and full year results marked a number of new records for our firm,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “Net income, earnings per diluted share, operating revenues and operating income set new highs in 2013.  Sales and advisor productivity were at record levels while net flows were the second highest level ever.  Such successes are a testament to our people, our business model, the strength and effectiveness of our distribution network, and a significant suite of products with strong performance records.”

The Wholesale channel captured $6.1 billion of new sales, an 18% increase compared to the previous quarter and a 71% improvement compared to the same period last year.  Net flows of $2.8 billion represent an organic growth rate of 19%, significantly outpacing industry trends.

The Advisors channel remains a model of asset stability, maintaining an industry-low redemption rate and growing sales and productivity.  These characteristics provide steady and predictable sources of cash flow.

The Institutional channel benefited from a number of new allocations during the quarter resulting in sales of $1.9 billion.  While we do not expect to repeat this record level of business in the first quarter of 2014, the pipeline of opportunities is plentiful.

Management Fee Revenue Analysis

Both the sequential and year-over-year increase in quarterly revenues was due to higher levels of assets under management.  The effective fee rate remains largely unchanged at 59.5 basis points.

Underwriting and Distribution Analysis

Wholesale channel

The sequential increase in revenues was due to higher levels of assets under management.  Direct costs rose with higher sales commissions paid to third party distributors, while commissions paid to our wholesalers remained unchanged due to a design feature in our compensation plan that shifts from cash to equity (restricted stock) once sales goals are exceeded.  Most of the increase in indirect costs can be attributed to higher travel and business meeting costs.

Revenues and direct costs rose compared to the fourth quarter of 2012 with higher asset levels, and to a lesser degree, sales commissions.  Most of the increase in indirect costs can be attributed to higher travel and business meeting costs.

Advisors channel

Sequentially, revenues rose as higher levels of assets under management led to an increase in advisory and Rule 12b-1 fees.  Higher commission revenues on various investment products sales contributed an additional $2.4 million to the increase in revenues.  Direct costs rose in close correlation with revenues.  Indirect costs increased due to business meeting, travel, and sales program and conference costs.

Compared to the fourth quarter of 2012, the increase in revenues was largely due to higher advisory fees, and to a lesser degree, asset-based Rule 12b-1 fees.  Direct costs rose with related revenues while indirect costs rose with higher sales program and conference costs.

Compensation and Related Expense Analysis

The sequential increase in costs is due to a combination of higher incentive compensation and payroll taxes.  Compared to the same period in 2012, costs rose on higher incentive bonuses, and to a lesser degree, an increase in base salaries year-over-year.

General and Administrative Expense Analysis

The sequential and year-over-year quarterly increase is due to a combination of higher consulting fees (largely related to our technology improvement efforts), increased advertising and higher dealer services costs.

Investment and Other Income Analysis

During the current quarter, investment and other income included capital gains of $9.7 million, which were partially offset by losses from a limited partnership of $2.0 million.  Capital losses from prior periods were utilized against the current quarter’s capital gains, thereby reducing income tax expense by $3.3 million.

Unaudited Balance Sheet Information

Schedule of Selected Items

Quarter ended
(Amounts in millions)	Dec. 31, 2013
Cash & cash equivalents	$487.8
Investment securities	201.3
Total assets	1,337.0
Long-term debt	190.0
Total liabilities	649.7
Stockholders’ equity	687.3

(Amounts in thousands, except per share data)	Quarter-to-Date	Year-to-Date
Shares repurchased
Number of shares	304,696	1,492,535
Total cost	$19,586	$72,132

Dividend paid
Rate per share	$0.28	$1.12
Total paid	$23,917	$96,018

Capital returned to stockholders	$43,503	$168,150

Unaudited Consolidated Statement of Income
(Amounts in thousands, except for per share data)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$134,900	$134,213	$138,364	$141,754	$148,445	$156,219	$165,559	$180,219
Underwriting and distribution fees	121,153	123,687	122,819	128,806	135,419	141,597	146,863	158,940
Shareholder service fees	31,818	31,786	32,182	32,323	32,691	33,890	34,667	35,845
Total operating revenues	287,871	289,686	293,365	302,883	316,555	331,706	347,089	375,004
Operating Expenses:
Underwriting and distribution	144,486	148,067	147,408	150,020	161,571	164,844	169,046	181,252
Compensation and related costs	44,158	41,931	42,343	43,343	48,155	47,376	49,472	52,594
General and administrative	17,764	23,634	15,774	18,160	16,208	26,938	20,462	22,811
Subadvisory fees	6,271	5,208	4,921	4,609	4,484	4,291	1,667	1,778
Depreciation	3,359	3,329	3,188	3,335	3,227	3,222	3,172	3,213
Total operating expenses	216,038	222,169	213,634	219,467	233,645	246,671	243,819	261,648
Operating Income	71,833	67,517	79,731	83,416	82,910	85,035	103,270	113,356
Investment and other income	3,949	1,325	2,632	1,911	4,377	1,002	5,212	9,313
Interest expense	(2,826)	(2,825)	(2,826)	(2,834)	(2,854)	(2,858)	(2,832)	(2,700)
Income from continuing operations before taxes	72,956	66,017	79,537	82,493	84,433	83,179	105,650	119,969
Provision for taxes	26,119	24,792	27,421	30,143	30,570	31,222	37,231	41,210
Income from continuing operations	46,837	41,225	52,116	52,350	53,863	51,957	68,419	78,759
Income/(loss) from discontinued operations, net of income taxes	550	493	(43,590)	971	0	0	0	0
Net Income	$47,387	$41,718	$8,526	$53,321	$53,863	$51,957	$68,419	$78,759
Net Income per share from continuing operations	0.55	0.48	0.61	0.61	0.63	0.61	0.80	0.92
Income/(loss) per share from discontinued operations	0.00	0.00	(0.51)	0.01	0.00	0.00	0.00	0.00
Net income per share	0.55	0.48	0.10	0.62	0.63	0.61	0.80	0.92
Weighted average shares outstanding - diluted	85,606	86,095	85,755	85,459	85,593	85,869	85,603	85,294
Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%	29.8%	30.2%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$44,473	$43,908	$44,659	$45,660	$48,175	$49,846	$52,472	$56,926
U&D Expenses - Direct	(55,104)	(55,287)	(57,390)	(56,963)	(63,548)	(64,694)	(67,107)	(72,698)
U&D Expenses - Indirect	(9,339)	(10,212)	(10,045)	(10,333)	(11,000)	(11,229)	(10,409)	(11,285)
Net Distribution (Costs)	$(19,970)	$(21,591)	$(22,776)	$(21,636)	$(26,373)	$(26,077)	$(25,044)	$(27,057)

Advisors Channel
U&D Revenues	$76,680	$79,779	$78,160	$83,146	$87,244	$91,751	$94,391	$102,014
U&D Expenses - Direct	(53,676)	(55,813)	(54,246)	(56,375)	(59,657)	(62,794)	(64,550)	(69,023)
U&D Expenses - Indirect	(26,367)	(26,755)	(25,727)	(26,349)	(27,366)	(26,127)	(26,980)	(28,246)
Net Distribution (Costs)/Excess	$(3,363)	$(2,789)	$(1,813)	$422	$221	$2,830	$2,861	$4,745

Changes in Assets Under Management

(Amounts in millions)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$40,954	$46,738	$44,379	$47,650	$48,930	$53,254	$53,860	$59,661
Sales & Other Net Inflows*	4,520	4,113	3,699	3,599	5,042	5,030	5,191	6,148
Redemptions	(3,446)	(3,535)	(3,088)	(3,828)	(3,157)	(3,983)	(3,723)	(3,449)
Net Exchanges	(104)	48	59	152	66	61	83	91
Net flows	970	626	670	(77)	1,951	1,108	1,551	2,790
Market action	4,814	(2,985)	2,601	1,357	2,373	(502)	4,250	4,604
Ending assets	$46,738	$44,379	$47,650	$48,930	$53,254	$53,860	$59,661	$67,055

Advisors Channel
Beginning assets	$31,709	$35,073	$33,846	$35,374	$35,660	$37,915	$38,172	$40,767
Sales & Other Net Inflows*	1,097	1,193	1,004	1,209	1,303	1,404	1,242	1,283
Redemptions	(1,042)	(961)	(1,019)	(1,132)	(1,047)	(1,083)	(1,071)	(1,104)
Net Exchanges	103	(49)	(60)	(152)	(66)	(62)	(83)	(92)
Net flows	158	183	(75)	(75)	190	259	88	87
Market action	3,206	(1,410)	1,603	361	2,065	(2)	2,507	2,813
Ending assets	$35,073	$33,846	$35,374	$35,660	$37,915	$38,172	$40,767	$43,667

Institutional Channel
Beginning assets	$10,494	$11,981	$10,894	$11,785	$11,775	$12,626	$12,312	$13,316
Sales & Other Net Inflows*	682	625	763	649	430	379	386	1,913
Redemptions	(507)	(1,058)	(532)	(662)	(469)	(811)	(550)	(792)
Net Exchanges	0	0	0	0	0	0	0	0
Net flows	175	(433)	231	(13)	(39)	(432)	(164)	1,121
Market action	1,312	(654)	660	3	890	118	1,168	1,384
Ending assets	$11,981	$10,894	$11,785	$11,775	$12,626	$12,312	$13,316	$15,821

Consolidated Total
Beginning assets	$83,157	$93,792	$89,119	$94,809	$96,365	$103,795	$104,344	$113,744
Sales & Other Net Inflows*	6,299	5,931	5,466	5,457	6,775	6,813	6,819	9,344
Redemptions	(4,995)	(5,554)	(4,639)	(5,622)	(4,673)	(5,877)	(5,344)	(5,345)
Net Exchanges	(1)	(1)	(1)	0	0	(1)	0	(1)
Net flows	1,303	376	826	(165)	2,102	935	1,475	3,998
Market action	9,332	(5,049)	4,864	1,721	5,328	(386)	7,925	8,801
Ending assets	$93,792	$89,119	$94,809	$96,365	$103,795	$104,344	$113,744	$126,543

* Sales & Other Net Inflows is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	49	50	50	50	50	50	49	50
Number of Advisors	1,778	1,764	1,753	1,763	1,717	1,734	1,784	1,746
Advisors’ Productivity *	40.3	42.2	41.4	44.3	46.9	49.4	49.7	53.7

Redemption rates - long term assets
Wholesale	30.7%	31.5%	26.6%	31.9%	24.6%	29.4%	25.7%	21.7%
Advisors	10.1%	9.1%	9.7%	10.6%	9.4%	9.1%	8.7%	8.5%
Institutional	18.2%	37.3%	18.4%	22.8%	15.5%	25.5%	17.0%	21.6%
Total	21.5%	23.9%	19.3%	22.9%	18.0%	21.7%	18.6%	17.1%

Operating highlights
Organic growth/(decay) Annualized	6.3%	1.6%	3.7%	-0.7%	8.7%	3.6%	5.7%	14.1%
Total assets under management (in Millions)	93,792	89,119	94,809	96,365	103,795	104,344	113,744	126,543

Diversification (Company Total)
As % of Sales
Asset Strategy	27.7%	28.6%	21.1%	25.7%	33.6%	28.5%	25.9%	27.6%
Fixed Income	32.3%	30.9%	39.4%	34.6%	30.7%	30.4%	31.8%	24.4%
Other	40.0%	40.5%	39.5%	39.7%	35.7%	41.1%	42.3%	48.0%
As % of Assets Under Management
Asset Strategy	35.3%	34.2%	33.6%	33.8%	33.7%	33.4%	33.8%	34.3%
Fixed Income	16.9%	19.4%	20.2%	21.0%	20.7%	19.9%	19.0%	18.1%
Other	47.8%	46.4%	46.2%	45.2%	45.6%	46.7%	47.2%	47.6%

Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%	29.8%	30.2%

	1 Year	3 Years	5 Years
Lipper Fund Rankings
Funds ranked in top quartile	39%	30%	30%
Funds ranked in top half	70%	43%	53%

Assets ranked in top quartile	68%	68%	63%
Assets ranked in top half	84%	73%	80%

* Advisors’ productivity is calculated by dividing U&D revenues for the Advisors channel by the average number of advisors during the period.

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, which include, without limitation:

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2013.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.